UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-16079	84-0915893
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 792-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2011, Air Methods Corporation (the “Company”), OF Air Holdings Corporation (“Omniflight”), Wind Point Partners V, L.P. (the “Principal Shareholder”) and certain other parties entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides for the merger of Air Methods Acquisition Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of the Company, with and into Omniflight (the “Merger”).  As a result of the Merger, the separate corporate existence of Merger Sub will cease and Omniflight will continue as the surviving corporation in the Merger.

Subject to the terms and conditions of the Merger Agreement, upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the Company will pay an aggregate purchase price of $200 million in cash on a cash-free, debt-free basis, subject to working capital and other adjustments as provided in the Agreement. At the Closing, the Company will deposit $10 million of the purchase price into an escrow account to fund any purchase price adjustments and indemnification rights to which the Company may be entitled pursuant to the Merger Agreement or the Escrow Agreement.

The Company and Omniflight currently expect the Closing to occur in July 2011. The consummation of the Merger is subject to the satisfaction or waiver of customary conditions, as set forth in the Merger Agreement, including, among other things, the adoption of the Merger Agreement by Omniflight’s stockholders provided that stockholders holding the requisite number of shares to approve the Merger have agreed to vote in favor of the Merger, clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and obtaining certain third party consents. The Company and Omniflight, together with the Principal Shareholder have made certain customary representations and warranties to each other in the Merger Agreement, including representations and warranties made by Omniflight related to capitalization, the absence of undisclosed liabilities, environmental matters, real property, aircraft, assets, employee benefits, and certain regulatory compliance matters.

The Merger Agreement also contains certain termination rights of the Company and Omniflight, including in the event of certain material breaches of representations, warranties and covenants by the other party.  The Merger Agreement also contains certain customary covenants, including without limitation, covenants regarding cooperation with Omniflight employee retention, making required regulatory filings, the operation of Omniflight’s business in between the date the Merger Agreement was executed and the Closing, the provision of insurance for Omniflight’s directors and officers after the Closing and access to information of each of the parties.

A copy of the Merger Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

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Item 7.01	Regulation FD Disclosure

On June 2, 2011, the Company issued a press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, shall neither be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger by and among Air Methods Corporation, Air Methods Acquisition Sub, Inc., OF Air Holdings Corporation, and Wind Point Partners V, L.P., dated June 1, 2011.

99.1	Air Methods Corporation Press Release, dated June 2, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: June 2, 2011	By:	/s/ Trent J. Carman
Trent J. Carman, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger by and among Air Methods Corporation, Air Methods Acquisition Sub, Inc., OF Air Holdings Corporation, and Wind Point Partners V, L.P., dated June 1, 2011.

99.1	Air Methods Corporation Press Release, dated June 2, 2011.